UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Spectral AI, Inc.
(Name of registrant as specified in its charter)

_____________________________________________________________________
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement Dated April 6, 2026
Subject to Completion

SPECTRAL AI, INC.
2515 McKinney Avenue, Suite 1000
Dallas, TX 75201
(972) 499-4934
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2026

To our Stockholders:

The 2026 Annual Meeting of Stockholders of Spectral AI, Inc., a Delaware corporation (the “Company,” “we” or “us”), will be held at the Company’s corporate headquarters located at 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201, and virtually at www.proxydocs.com/MDAI at 9:30 a.m. Central Daylight Time on Friday, May 29, 2026 (the “Annual Meeting”), for the following purposes:

•        To elect five directors, each to serve until the next Annual Meeting of Stockholders or until each of their respective successors have been duly elected and qualified.

•        To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

•        To authorize, for purposes of Nasdaq Marketplace Rule 5635(b), the reservation and issuance of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock” and such shares, the “Shares”) for sale to Hudson Bay Master Fund Ltd. (“Hudson Bay”) pursuant to that certain Securities Purchase Agreement, dated October 24, 2025 (the “Purchase Agreement”) at the purchase price per share as determined pursuant to the Purchase Agreement.

•        To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 1, 2026, the record date, will be entitled to vote at the meeting.

To be admitted to the Annual Meeting, stockholders as of the record date can either attend in person at the Company’s corporate headquarters or virtually by registering in advance using the following link: www.proxydocs.com/MDAI and entering the 12 or 16-digit control number found on the notice, proxy card or the voting instruction form. By logging onto the website, stockholders as of the record date will be able to vote shares electronically on all items to be considered at the Annual Meeting. If a stockholder as of the record date has any question pertaining to the business of the Annual Meeting, it must be submitted in advance of the Annual Meeting during the registration or by visiting www.proxydocs.com/MDAI and entering the 12 or 16-digit control number found on the notice, proxy card or the voting instruction form. Questions may be submitted until 10:59 p.m. CDT, on Thursday, May 28, 2026.

Stockholders must have their proxy cards or voting instruction forms in hand when accessing the website or attending the meeting in person and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

We have elected to provide access to our proxy materials over the internet for the holders of our Common Stock under the Securities and Exchange Commission’s “notice and access” rules. Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”), which holders of our Common Stock have received in the mail, and in this Notice of Annual Meeting of Stockholders and the attached proxy statement.

It is important that your shares be represented at the Annual Meeting. Therefore, whether or not you plan to attend the Annual Meeting, please either vote by telephone, internet or in person or, if you received printed proxy materials and wish to vote by mail, please promptly sign and return your proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in the attached proxy statement as well as in the Notice you received in the mail. If you attend the Annual Meeting and wish to vote your shares in person, your proxy will not be used.

By order of the Board of Directors,
/s/ Dr. J. Michael DiMaio
Chairman of the Board

Dallas, Texas
[_____], 2026

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PROXY STATEMENT

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i

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2026

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spectral AI, Inc. for use at the Annual Meeting of Stockholders to be held at the Company’s corporate headquarters located at 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201 and virtually at www.proxydocs.com/MDAI, at 9:30 a.m. Central Daylight Time on Friday, May 29, 2026 (the “Annual Meeting”), and at any adjournments of the Annual Meeting. By conducting our Annual Meeting in person and online via the internet, we believe the Annual Meeting will provide greater access to those stockholders who want to attend and improve our ability to communicate more effectively with our stockholders during the Annual Meeting.

In this proxy statement, we refer to Spectral AI, Inc. as “Spectral AI,” the “Company,” “we”, “our” and “us.”

We have elected to distribute our proxy materials for the Annual Meeting to holders of our common stock, par value $0.0001 per share (the “Common Stock”) via the internet under the “notice and access” approach permitted by the rules of the Securities and Exchange Commission (the “SEC”). Accordingly, on or about April 17, 2026, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of Common Stock that contains instructions on how to access the proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2025, on the internet. Our annual report to stockholders includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 25, 2026, except for certain exhibits.

If you are a holder of our Common Stock and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

To be admitted to the Annual Meeting, stockholders as of the record date can either attend in person at the Company’s corporate headquarters or virtually by registering in advance using the following link: www.proxydocs.com/MDAI and entering the 12 or 16-digit control number found on the notice, proxy card or the voting instruction form. By logging onto the website, stockholders as of the record date will be able to vote shares electronically on all items to be considered at the Annual Meeting. If a stockholder as of the record date has any question pertaining to the business of the Annual Meeting, it must be submitted in advance of the Annual Meeting during registration or by visiting www.proxydocs.com/MDAI and entering the 12 or 16-digit control number found on the notice, proxy card or the voting instruction form. Questions may be submitted until 10:59 p.m. CDT, on Thursday, May 28, 2026.

Stockholders must have their proxy cards or voting instruction forms in hand when accessing the website and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 29, 2026

The proxy statement and annual report to security holders, once filed, will be available at www.proxydocs.com/MDAI.

Proposals

With respect to the matters submitted for a vote at the Annual Meeting, stockholders will consider and vote upon the following proposals:

1.      To elect five directors, each to serve until the next Annual Meeting of Stockholders or until each of their respective successors have been duly elected and qualified (Proposal No.1).

2.      To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year (Proposal No. 2).

3.      To authorize, for purposes of Nasdaq Marketplace Rule 5635(d), the reservation and issuance of shares of Common Stock for sale to Hudson Bay Master Fund Ltd. (“Hudson Bay”) pursuant to that certain Securities Purchase Agreement, dated October 24, 2025 (the “Purchase Agreement”) at a purchase price per share as determined pursuant to the Purchase Agreement (Proposal No. 3).

4.      To transact any other business as may properly come before the Annual Meeting.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed April 1, 2026, as the record date for determining the holders of our Common Stock who are entitled to vote at the Annual Meeting.

We have one class of Common Stock issued and outstanding: Common Stock, $0.0001 par value per share.

With respect to the matters submitted for a vote at the Annual Meeting, each share of Common Stock is entitled to one vote. Our Common Stock will vote as a single class on the matters submitted at the Annual Meeting. On April 1, 2026, there were 31,823,985 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the issued and outstanding shares of Common Stock, entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, at the close of business on April 1, 2026, will constitute a quorum for the transaction of business. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” We will count broker non-votes, votes withheld, and abstentions as being present at the Annual Meeting for purposes of determining whether a quorum exists.

Stockholders of Record and Beneficial Owners

Many of our stockholders hold their shares through a broker, or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between these beneficial owners and stockholders of record described below.

Beneficial Owner

If your shares are held through a broker, or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability of Proxy Materials or the proxy materials are being forwarded to you by your broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares at the Annual Meeting, unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee should provide voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending the Notice of Internet Availability of Proxy Materials or the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person or virtually at the meeting.

How to Vote

Holders of our Common Stock who do not attend the Annual Meeting may vote their shares electronically via the internet or by telephone or may request printed proxy materials and submit the proxy card enclosed therein by mail.

Internet and telephone voting are available through 9:29 a.m. CDT on May 29, 2026. Proxy cards sent by mail, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted:

•        FOR the election of the director nominees named herein;

•        FOR the ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year;

•        FOR the authorization of, for purposes of Nasdaq Marketplace Rule 5635(d), the reservation and issuance of Shares for sale to Hudson Bay pursuant to the Purchase Agreement at the purchase price per share as determined pursuant to the Purchase Agreement; and

•        In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments of the Annual Meeting.

Voting of Proxies

If you hold shares of our Common Stock, please refer to the Notice for instructions regarding how to access our proxy materials and vote your shares electronically via the internet or by telephone. The Notice also contains instructions if you would like to receive a paper copy of our proxy materials and vote by mail. You may also vote at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your Shares.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive offices, 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201. You may also revoke your proxy by attending the Annual Meeting, in person or virtually, and voting through the Annual Meeting platform. If you do not revoke your proxy, we will vote the proxy at the Annual Meeting in accordance with the instructions indicated on your proxy card.

Householding of Annual Meeting Materials

As permitted by the SEC, we have adopted a procedure called “householding” to satisfy the rules regarding delivery of proxy materials. This means that unless the Company received contrary instructions only one copy of our Notice or proxy materials may have been sent to multiple stockholders with the same last name in your household. We will promptly deliver a separate copy of any document to you upon oral or written request. Requests may be made by contacting our Secretary at our principal executive offices, 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201 or by phone at 972-499-4934. If you hold your shares through a bank, broker or other nominee, such bank, broker or nominee will give you separate instructions for householding requests.

SHARE OWNERSHIP

The following table sets forth certain information known to us as of April 3, 2026 with respect to the shares of our Common Stock beneficially owned as of that date by: (i) each of our directors and each of our nominees for director; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our Common Stock. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder. Except as otherwise indicated, the address for each stockholder is 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201. Percentage calculations of beneficial ownership are based on 31,823,985 shares of Common Stock outstanding on April 3, 2026.

Name and Address of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers of the Company
John Michael DiMaio, M.D.(3)	2,620,204	8.2%
Colin Bristow(4)	6,204	*
Richard Cotton(5)	155,373	*
Martin Mellish(6)	105,625	*
Deepak Sadagopan(7)	109,235	*
Marion Snyder(8)	81,285	*
Erich Spangenberg(9)	841,629	2.6%
Jeremiah Sparks(10)	46,083	*
Stan Micek	10,000	*
Vincent Capone(11)	293,567	*
Louis Percoco(12)	69,985	*
Allison Kumar(13)	9,052	*
All Directors and Executive Officers of the Company as a Group (11 Individuals)(14)	4,348,242	13.7%

Five Percent Holders
John Michael DiMaio	2,620,204	8.2%
Wensheng Fan(15)	1,885,839	5.9%
Hudson Bay Capital Management LP(15) 290 Harbor Dr., Stamford, CT 06902	2,466,620	7.8%

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following individuals is c/o Spectral AI, Inc., 2515 McKinney Avenue, Suite 1000, Dallas, Texas 75201.

(2)      Excludes shares issuable pursuant to our outstanding warrants.

(3)      Includes 108,977 shares issuable to Dr. DiMaio upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof. The business address for Dr. DiMaio is 4708 Alliance Blvd., Pavilion I, Suite 540, Plano, Texas 75093.

(4)      Mr. Bristow stepped down from the Board effective as of January 5, 2026. Includes 6,204 shares issuable to Mr. Bristow upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(5)      Includes 83,596 shares issuable to Mr. Cotton upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(6)      Includes 76,377 shares issuable to Mr. Mellish upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(7)      Consists of 109,235 shares issuable to Mr. Sadagopan upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(8)      Includes 81,285 shares issuable to Ms. Snyder upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(9)      Includes 105,498 shares issuable to Mr. Spangenberg upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(10)    Includes 29,999 shares issuable to Mr. Sparks upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(11)    Includes 123,867 shares issuable to Mr. Capone upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(12)    Consists of 69,985 shares issuable to Mr. Percoco upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(13)    Includes 3,233 shares issuable to Ms. Kumar upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(14)    Includes 798,256 shares issuable upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(15)    Includes 1,740,350 shares issuable to Mr. Fan upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(16)    Based upon information set forth in the Schedule 13G filed on February 11, 2026 by Hudson Bay Capital Management LP reporting beneficial ownership as of December 31, 2025, Hudson Bay has shared voting and dispositive power of 2,466, 620 shares of common stock of the Company with Sander Gerber including 939, 904 shares issuable upon exercise of warrants, subject to a 4.99% beneficial ownership blocker.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, our executive officers and any individual owning beneficially more than ten percent of our registered equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes to their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations we received that no other reports were required, we believe that, during the fiscal year ended December 31, 2025, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE OFFICERS

Name	Age	Position
Executive Officers
Vincent Capone(1)	59	Chief Executive Officer
Stan Micek	64	Chief Operating Officer
Louis Percoco	66	General Manager
Allison Kumar(2)	48	Head of Regulatory Affairs and Clinical Trials

(1)      Mr. Capone was appointed as the Company’s Chief Executive Officer on February 9, 2026.

(2)      Ms. Kumar was appointed as the Company’s Head of Regulatory Affairs and Clinical Trials on August 1, 2025.

Vincent Capone

Mr. Capone has served as the Chief Executive Officer of the Company since February 2026. Prior to his role as Chief Executive Officer, Mr. Capone served as the Company’s Chief Financial Officer from February 2024 to February 2026 and as General Counsel from March 2022 to February 2026. Before joining the Company, Mr. Capone served as the President of a New York-based private equity fund investing in health care and technology companies from April 2012 to March 2022. Mr. Capone has an extensive background in representing life-science and technology companies and he has a proven track record as a business-focused and results-oriented leader in driving corporate growth and development. He began his career at KPMG LLP as a certified public accountant before practicing corporate and securities law. He has more than 20 years of broad legal experience, first at Morgan Lewis LLP from July 1999 to March 2005, then as a Partner at Reed Smith LLP from April 2005 to April 2012. Mr. Capone recently completed his service as a board member, Chairman of the Audit Committee and member of the Compensation Committee of SIM Acquisition Corp. I (NASD:SIMAU). He is also a senior advisor to Alexet Capital Associates, LLC and is a Board Member of the Ryan Lesher Foundation, a non-profit organization assisting families in need in Bucks County, Pennsylvania. Mr. Capone earned both his Juris Doctorate and MBA degrees from Temple University and his BS degree in Accounting from The Pennsylvania State University.

Stan Micek

Mr. Micek has served as the Chief Operating Officer for the Company since April 2024, where he oversees the research, development, and program management teams. He has led the development, commercialization, and revenue growth of numerous products and initiatives and his expertise spans corporate strategy, mergers and acquisitions, fiscal oversight, international marketing, complex negotiations, C-level conflict resolution, and multiple commercial product launches. Mr. Micek has held executive leadership positions as President and founder of Catalyst Partners, LLC, from 2012 to April 2024, Senior Vice President of Business Development and Portfolio Management at MiMedx Group, Inc. from December 2019 to October 2022, Vice President and Chief Commercial Officer of M2GEN (now Aster Insights) from January 2018 to December 2019, Director of Oncology Commercialization of The Ohio State University Comprehensive Cancer Center from September 2016 to January 2018, and various positions at Abbott Laboratories from January 1996 to March 2000. He earned a B.S. in Chemical Engineering from the Illinois Institute of Technology and an MBA in Marketing and International Management from Northwestern University’s Kellogg Graduate School of Management.

Louis Percoco

Louis Percoco is a seasoned engineering leader with over 35 years of experience to the field of Research and Development and has served as Spectral AI’s General Manager since January 2023. Mr. Percoco has been with Spectral AI for 11 years holding various positions, including VP of Production and Systems Engineering and leading the Company’s Quality Assurance team. Before joining the Company, Mr. Percoco worked at Orthofix Inc. for 17 years, most recently serving as its Director of Electronics and Software Engineering. Prior to that he held numerous positions with Vanguard Instrument Corporation. Mr. Percoco has led R&D teams in a number of disciplines including cardiology and orthopedics. In the cardiology imaging sector, he has assisted in the development of cine angiogram projectors and both digital coronary and left-ventricle analyzers. In orthopedics, he has worked on the development of bone growth stimulators, software-guided limb deformity correction and limb lengthening devices.

Allison Kumar

Allison Kumar has served as the Global Head of Regulatory and Clinical Affairs for Spectral AI since August 1, 2025. Allison has been working with Spectral AI since 2016 as an executive advisor to steer the Company’s complex clinical and regulatory roadmaps. With over 25 years of experience in the medical device industry, Ms. Kumar spent a decade at the Food and Drug Administration (“FDA”) Center for Devices and Radiological Health (CDRH), where she served as a Biomedical Engineer and lead reviewer for peripheral vascular devices from October 2006 to June 2011 and Senior Program Manager for CDRH’s emergency preparedness and medical countermeasures portfolios from June 2011 to September 2016. Her expertise is uniquely aligned with the Company’s mission to revolutionize wound care through AI-driven diagnostics, having led the review of novel combination products and advanced medical software systems at FDA and subsequently working with numerous companies to bring their innovations to market. Ms. Kumar’s leadership at the Company is informed by a robust background in high-performance team building and experience with inter-agency collaborations between FDA and the CDC, BARDA, and the Department of Defense. A recipient of the FDA Commissioner’s Special Citation and the Outstanding Service Award, she is a recognized thought leader who has authored publications on clinical trial design, traumatic injury and autonomous critical care. Ms. Kumar earned her B.S. in Biomedical Engineering from Virginia Tech, holds a Graduate Certificate in Biohazardous Threat Agents from Georgetown University, and is an alumna of the Harvard National Preparedness Leadership Institute.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors (the “Board”) has fixed the number of directors at five for the coming year. The Board, upon recommendation from the Nominating and Corporate Governance Committee, has nominated the individuals listed below for election as directors at the Annual Meeting to be held on May 29, 2026, to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Each nominee has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board.

Required Vote

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below.

Nominees for Director

The following table contains certain information about the nominees for director as of April 3, 2026, including their business experience, qualifications and other directorships. All of the directors’ present terms expire in 2026.

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since
Dr. J. Michael DiMaio Age: 70

Dr. Michael DiMaio is the current Chairman of the Company’s Board of Directors. Dr. DiMaio is one of the Company’s founders and previously served as the Company’s Chief Executive Officer and Chairman of the Board of Directors from 2011 to 2020. He is the Chief of Staff and a practicing board-certified general, cardiac and thoracic surgeon at Baylor Scott & White-The Heart Hospitals. He has been elected or served as a member on many distinguished medical organizations including the American Surgical Association, Society of Thoracic Surgeons, American College of Surgeons, American Association of Thoracic Surgery, American Heart Association, American Burn Association, International Society of Heart and Lung Transplantation, American Society of Transplant Surgeons, and the Southern Thoracic Surgical Association. He has authored over 500 peer-reviewed publications and directs a research group that has produced over 1,500 publications in medical journals that include JAMA, New England Journal of Medicine, Lancet, Science, and Circulation. Dr. DiMaio has served as an editorial board member or reviewer for some the most prestigious medical journals in the world and has served as a grant reviewer for the National Institutes of Health (NIH), the American Heart Association, and the U.S. Department of Defense in an addition to serving on international medical guideline committees. Dr. DiMaio earned his medical degree from the University of Miami and completed his internal medicine, general surgery, and cardiothoracic surgery residencies at Duke University Medical Center.

2/2024

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since
Richard Cotton Age: 65

Richard Cotton has served as Non-Executive Director and Audit Committee Chair of AIM-listed Contract Research Organisation hVIVO since December 2025 and the Non-Executive Director of Sherwood Forest Hospitals NHS Foundation since February 2025. Mr. Cotton has a wealth of experience as Chair, SID, Audit Chair, non-executive director (NED), advisory and senior financial roles in life sciences and other industrial sectors. His extensive experience covers product development, operations and supply chain, and commercial activities in varied international organizations. He has significant experience in the development and successful execution of strategy, corporate finance and M&A, capital markets and governance. Currently Richard is Audit Chair and Lead Independent Director at the Company, is SID and Audit Chair at AIM-listed topical oxygen wound therapy company AOTI, and is Audit Chair at AIM-listed Contract Research Organisation hVIVO. Additionally, Richard is a Financial Adviser at Novumgen, a privately owned Specialty Pharmaceuticals company, and a NED at Sherwood Forest Hospitals NHS Foundation Trust. His prior executive roles include highly successful tenures as CFO at FTSE150 animal health company Dechra Pharmaceuticals plc, and as CFO at medical device and drug formulation business Consort Medical plc. Fellow of the Chartered Institute of Management Accountants, Mr. Cotton holds a BA (Hons) in Business Studies from Kingston University.

6/2021
Martin Mellish Age: 68

Martin Mellish has served as chairman of Aspen Advisory Services Ltd. a London-based private office overseeing investments in North America, Europe, and Asia. Mr. Mellish serves as non-executive director chairs the audit committees of: Nucana Ltd (NASD:NCNA) a development-stage biotechnology company, Pearl Diver Credit Company Inc (NYSE:PDCC) a closed-end registered investment company, Alturki Holding, a Saudi Arabian industrial investment company, and Levitronix Technologies Inc., a technology company serving the semiconductor and life science industries, among other non-executive directorships. He is a member of the International Advisory Council of Massachusetts General Brigham (MGB), Boston. He holds an M.Sc. from the Master of Health Care Delivery Science program at Dartmouth; an SM (Management) from the Massachusetts Institute of Technology and an M.Sc. (Accounting) from Northeastern University.

6/2021
Deepak Sadagopan Age: 52

Deepak Sadagopan has served as Business Lead, Value Based Platform at Risant Health since March 2025, where he works closely with clinical leadership to expand adoption of the value-based platform. Prior to joining Risant Health, Mr. Sadagopan served for eight years as Chief Operating Officer of Population Health at Providence St. Joseph Health, where he led population health initiatives across the system to transform care. Mr. Sadagopan has more than 25 years of experience in health care, serving in leadership roles at Siemens PLM Solutions, Quest Diagnostics, McKesson, and Edifecs. Over the past eight years, he has focused on working closely with payers and providers on the use of technology to drive business decisions making the transition from volume to value-based delivery models. Mr. Sadagopan is a leading voice in ensuring value-based care and Health IT policy initiatives enable equitable access to health care. He serves on the board of directors for the Healthcare Financial Management Association. He serves on the faculty of the School of Public Health at the University of Washington as Clinical Assistant Professor, teaching MHA courses in Value-Based Care and economics. Mr. Sadagopan earned his master’s degree in healthcare delivery and economics from Dartmouth College. He also has a master’s degree in engineering, specializing in data science, from the University of Connecticut and has completed an executive management program with the MIT Sloan School of Management.

9/2023

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since
Marion Snyder Age: 53

Marion Snyder has served as Zone Vice President, Strategic Accounts at Shockwave Medical, Ms. Snyder spearheads the important development of corporate strategy related to its corporate and government accounts. Ms. Snyder is founder of Lakeview Healthcare Consulting, offering strategic guidance on the market access landscape in the US Healthcare market. During her nine-year tenure at MiMedx Group, Ms. Snyder held pivotal roles including Chief of Staff to the CEO, Senior Vice President of Government Affairs, and Senior Vice President of Market Access. In these roles, she oversaw key cross functional corporate projects including commercial go to market strategies, reimbursement, and employee engagement. Marion also played a key role in government affairs and patient advocacy. Her experience of over thirteen years at Pfizer, including roles as Director of Payer Marketing, Channel Account Manager and Government Account Manager, highlights her diverse skill set. She was instrumental in driving brand payer marketing, developing strategic business plans and fostering partnerships across various account types. Ms. Snyder earned a BS degree in Business Administration with a concentration in marketing from Delaware Valley University. Ms. Snyder is a member of the National Association of Corporate Directors (NACD). She also serves as a director on the board of the Palmetto Chapter of Folds of Honor and is also engaged in volunteer work with the Therapy Dogs Program at the Medical University of South Carolina.

5/2024

BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 2025, our Board held seven meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of our Board’s committee meetings for the committee(s) on which that director served during the periods they served. The Board has standing Audit, Compensation, Nominating and Corporate Governance, Science and Technology and Executive Committees. During the year ended December 31, 2025, the Audit Committee held five meetings, the Compensation Committee held one meeting, the Nominating and Corporate Governance Committee held one meeting, the Science and Technology Committee held zero meetings and the Executive Committee held zero meetings. We encourage, but do not require, our Board members to attend the Annual Meeting of Stockholders. Last year, all of our directors attended the 2025 Annual Meeting of Stockholders.

Leadership Structure.    In 2025, Dr. J. Michael DiMaio served as our Chairman of the Board and Chairman of the Office of the Chairman. The Office of the Chairman consisted of the Company’s leadership team, including Vincent Capone, the Company’s Chief Financial Officer and General Counsel, Stan Micek, the Company’s Chief Operating Officer, Louis Percoco, the Company’s General Manager, and Jeremiah Sparks, the Company’s former Chief Commercialization Officer. On February 9, 2026, the Board dissolved the Office of the Chairman and appointed Vincent Capone as Chief Executive Officer. Dr. DiMaio continues to serve as the Chairman of the Board.

Director Independence.    The Board has reviewed the materiality of relationships between the directors and the Company and determined that Messrs. Cotton, Mellish and Sadagopan and Ms. Snyder are “independent directors” as defined in the Nasdaq Listing Rules, based on information known to the Company and on the annual questionnaire completed by each director.

Risk Oversight.    The Board is responsible for monitoring the risks that affect the Company, including operational, legal, regulatory, strategic and reputational risks. As part of routine Board meetings, management presents the Board with updates regarding key facets of the Company’s operations. The Board is responsible for assessing risks based on their working knowledge of the Company and the risks inherent in its business. As discussed below, the Audit Committee is responsible for monitoring the Company’s financial risk, the Compensation Committee is responsible for monitoring the Company’s compensation risk, the Executive Committee is responsible for monitoring the Company’s enterprise risk, the Science and Technology Committee is responsible for monitoring the Company’s technology, research and development risk, and the Nominating and Corporate Governance Committee is responsible for monitoring the Company’s governance risk.

Audit Committee.    The Audit Committee currently consists of Richard Cotton (Chair), Martin Mellish and Marion Snyder. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements as defined by applicable Nasdaq Listing Rules and SEC rules governing the qualifications of Audit Committee members. Martin Mellish qualifies as an “audit committee financial expert” under the rules of the SEC and satisfies the financial sophistication requirements under applicable Nasdaq Listing Rules. The Audit Committee assists our Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. The Board has delegated to the Audit Committee the responsibility of monitoring the Company’s financial risks. Any material financial risks identified by the Audit Committee are reported to the full Board. The Audit Committee operates under a written charter adopted by the Board.

Compensation Committee.    The Compensation Committee currently consists of Martin Mellish (Chair), Richard Cotton and Deepak Sadagopan, each of whom our Board has determined are independent directors under the Nasdaq Listing Rules and SEC rules governing the independence of directors. The Compensation Committee determines our general compensation policies and the compensation provided to our officers and makes recommendations to our Board regarding director compensation. In addition, the Compensation Committee reviews and determines security-based compensation for our directors, officers, employees and consultants and administers our equity incentive plans. Our Compensation Committee also oversees our corporate compensation programs. The Compensation Committee operates under a written charter adopted by the Board.

Executive Committee.    The Executive Committee currently consists of Dr. J. Michael DiMaio (Chair), Richard Cotton and Martin Mellish. The Executive Committee shall, during the intervals between meetings of the Board, have all delegable power and authority of the Board regarding the management of the business and affairs of the Company that are not separately delegated to other committees of the Board. In addition, the Executive Committee shall assist the Company in discussing and reviewing all manner of significant financial transactions and related opportunities prior to review and approval or denial by the Board. The Executive Committee operates under a written charter adopted by the Board.

Science and Technology Committee.    The Science and Technology Committee consists of Dr. J. Michael DiMaio (Chair), Deepak Sadagopan and Marion Snyder. The Science and Technology Committee is responsible for reviewing (i) matters relating to scientific capabilities and programs, (ii) management’s decisions regarding the allocation, deployment, utilization of, and investment in the Company’s scientific assets, and (iii) management’s decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs. The Science and Technology Committee operates under a written charter adopted by the Board.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Dr. J. Michael DiMaio (Chair) and Richard Cotton. Our Board has determined that Mr. Cotton is an independent director under the Nasdaq Listing Rules governing the independence of directors. The Nominating and Corporate Governance Committee’s responsibilities include identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Stockholders, as well as candidates to fill vacancies on the Board. Additionally, the Nominating and Corporate Governance Committee recommends to the Board the directors to be appointed to Board committees. The Nominating and Corporate Governance Committee also developed and recommended to the Board a set of corporate governance guidelines and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board.

To assist in identifying director candidates in the future, the Nominating and Corporate Governance Committee may engage the services of third-party firms. The Nominating and Corporate Governance Committee also considers director candidates suggested by members of the Nominating and Corporate Governance Committee, other directors, management and stockholders. The process followed by the Nominating and Corporate Governance Committee to evaluate director candidates, includes evaluating biographical information and background materials relating to potential candidates and interviewing (with Board members) selected candidates.

In considering whether to recommend any candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee will evaluate the candidate against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, among others:

•        the extent to which the candidate’s skills, experience, and perspective adds to the range of talent appropriate for the Board and whether such attributes are relevant to the needs of our Company;

•        the candidate’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;

•        whether the candidate meets the independence requirements under applicable Nasdaq Listing Rules; and

•        the extent to which the candidate holds any position that would conflict with responsibilities to the Company.

The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

In identifying nominees for director consideration is given to the diversity of professional experience, education and backgrounds among the directors so that a variety of points of view are represented in Board discussions and deliberations concerning our business.

Stockholders may recommend candidates for the Nominating and Corporate Governance Committee to consider as potential director nominees by submitting names, biographical information, and background materials to the Nominating and Corporate Governance Committee, c/o General Counsel, Spectral AI, Inc., 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis as further described in the Nominating and Corporate Governance Committee’s charter. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria used for candidates submitted by Board members.

The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the provisions of the Company’s bylaws relating to stockholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below. To date, no stockholder has recommended a candidate for director nominee to the Nominating and Corporate Governance Committee or to the Board of Directors.

Committee Charters.    You may view copies of the charters of the Audit Committee, the Compensation Committee, the Executive Committee, the Science and Technology Committee and the Nominating and Corporate Governance Committee as currently in effect, on the corporate governance section of our investor website, https://investors.spectral-ai.com/.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors.    Our Board has adopted a Code of Conduct, applicable to all of our employees, executive officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Code of Conduct is available on our website. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on its website to the extent required by applicable SEC rules and Nasdaq standards.

Corporate Governance Guidelines.    We have adopted a set of Corporate Governance Guidelines to provide the framework for the governance of our Board and to assist our Board in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitoring the effectiveness of policy and decision-making both at the board and management levels, with a view to enhancing stockholder value over the long term. The corporate governance guidelines are available on on the corporate governance section of our investor website, https://investors.spectral-ai.com/.

Insider Trading Policy.    Our Board has adopted an Insider Trading Policy applicable to all of our directors, executive officers and certain covered employees, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers, that governs trading in the Company’s securities or securities of certain other publicly traded companies while in possession of material non-public information. This policy provides for certain trading windows and requires pre-clearance of all transactions in the Company’s securities for certain Company insiders. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq standards. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

There has been no transaction, and no transaction is currently proposed, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last completed fiscal year, and in which any related person had or will have a direct or indirect material interest.

Policy on Related Person Transactions

The Company adopted a written related-person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related-person transactions. Any potential related-person transactions are identified by management and reviewed by our Board.

A “Related-Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related-Person” means:

•        any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Company;

•        any person who is known by the Company to be the beneficial owner of more than 5% of any class of its voting stock; and

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

2025 Summary Compensation Table

The following table summarizes the compensation earned by each of our named executive officers for the fiscal year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
John Michael DiMaio(4)	2025	200,000	—	—	207,500	—	407,500
Former Principal Executive Officer	2024	67,500	—	—	28,350	—	95,850
Vincent Capone(5)	2025	440,000	250,000	225,000	59,750	43,515	1,018,265
Chief Executive Officer and Former Chief Financial Officer and General Counsel	2024	400,000	250,000	283,500	—	53,971	987,471
Stan Micek	2025	360,000	108,000	—	—		468,000
Chief Operating Officer	2024	270,000	—	—	—	—	270,000

(1)      The amounts shown in this column represent the payments of bonuses earned during fiscal year 2024.

(2)      The amounts reported in the Stock awards column reflect the aggregate grant date fair value of stock awards as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification Topic 718. See Note 12 to the consolidated financial statements for a discussion of the assumptions used in the calculation of these amounts.

(3)      The amounts shown in the Option Awards column represent the grant date fair value of option awards granted as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification Topic 718. See Note 12 to the consolidated financial statements for a discussion of the assumptions used in the calculation of these amounts.

(4)      For Mr. Capone in 2024, the amount in this column consists of $30,500 in matching contributions to Mr. Capone’s 401(K) plan and $23,471 for health benefits and other perquisites provided to him.

For Mr. Capone, in 2025, the amount included in this column consists of $21,000 in matching contributions to Mr. Capone’s 401(K) plan and $22,515 for health benefits and other perquisites provided to him.

(5)      Dr. DiMaio served as the Company’s Principal Executive Officer as the Chairman of the Office of the Chairman until its dissolution on February 9, 2026.

(6)      Mr. Capone served as the Company’s Chief Financial Officer and General Counsel until his appointment as the Company’s Chief Executive Officer on February 9, 2026.

Narrative Disclosure to Summary Compensation Table

Base Salary

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be adjusted based on the individual performance of the named executive officer, company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data.

Short Term Incentives (Annual Bonuses)

We provide annual bonuses to key employees (including our named executive officers) based on certain performance metrics. The amount of such bonuses is determined and paid out on a annual basis.

Long Term Incentives (Equity Incentive Awards)

In May 2024, we adopted the Spectral AI, Inc. 2023 Long Term Incentive Plan (the “2023 Plan”). All previously issued equity awards were converted to the 2023 Plan. The 2023 Plan provides for the discretionary grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, incentive bonus awards, dividend equivalents and other cash-based or stock-based awards to our employees, directors and consultants. We generally award stock options or restricted stock units to key employees (including our named executive officers) for retention, engagement and bonus compensation awards. These awards are designed to align a portion of our named executive officers’ and key employees’ compensation with the interests of our existing stockholders and to build retention value by incentivizing our named executive officers to remain in our service.

Although we do not have a formal policy with respect to the timing of our equity award grants, the majority of our equity awards have historically been granted on an annual basis in the second quarter of the fiscal year. New hire and ad hoc grants may be granted throughout the year. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of named executive officer compensation.

The 2023 Plan provides that upon a “Change in Control” (as defined therein), our Compensation Committee may accelerate the vesting of options and restricted stock units granted pursuant to the 2023 Plan or make such adjustments to the existing grants as the committee deems appropriate to reflect such Change in Control transaction. Upon the termination of employment of our executive officers, all options granted under the 2023 Plan are required to be exercised within 90 days of termination of such executive’s employment with us or such options will be forfeited and included back in the 2023 Plan.

Health and Retirement Benefits

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees. We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer cash compensation into the plan up to the maximum annual deferral limit under applicable IRS guidelines. Eligible employees begin to receive benefits on their first day of employment and are fully vested in their salary deferrals. We provide fully vested safe-harbor employer matching contributions equal to 100% of the first 6% of cash compensation deferred into the 401(k) plan by participants for each year.

The 2023 Plan provides that upon a “Change in Control” (as defined therein), our Compensation Committee may accelerate the vesting of options granted pursuant to the 2023 Plan or make such adjustments to the existing grants as the committee deems appropriate to reflect such Change in Control transaction. Upon the termination of employment of our executive officers, all options granted under the 2023 Plan are required to be exercised within 90 days of termination of such executive’s employment with us or such options will be forfeited and included back in the 2023 Plan.

Outstanding Equity Awards at Fiscal Year-End 2025

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2025.

Name	Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dr. J Michael DiMaio(2)(3)	5/15/2024	5,292	—	1.67	5/15/2034
	5/15/2024	20,352	—	1.67	5/15/2034
	4/23/2025	74,999	175,001	1.25	4/23/2025
Vincent Capone(4)(5)	5/6/2022	60,955	—	4.47	5/6/2032
	5/6/2022	6,939	—	4.47	5/6/2032
	4/13/2023	—	6,014	4.48	4/13/2033
	4/13/2023	12,027	—	4.48	4/13/2033
	6/29/2023	—	6,466	5.54	6/1/2033
	6/29/2023	12,932	—	5.54	6/1/2033
	4/1/2025	20,833	54,167	1.20	4/1/2035
Stan Micek	—	—	—	—	—
Jeremiah Sparks(6)	4/1/2024	16,666	33,334	2.33	4/1/2034
	10/14/2024	13,333	26,667	1.15	10/14/2034
Louis Percoco(7)	5/1/2019	11,639	—	1.03	4/30/2029
	6/25/2020	34,918	—	2.17	6/25/2030
	1/15/2021	8,729	—	2.17	1/15/2031
	2/3/2022	2,425	—	4.95	2/3/2032
	4/13/2023	4,849	2,425	4.48	4/13/2033
	5/10/2024	2,500	5,000	1.71	5/10/2034
Allison Kumar(8)	7/13/2023	3,233	1,617	5.67	7/13/2033

(1)      Each of the options granted were issued at their then current fair market value.

(2)      Dr. DiMaio served as the Company’s Principal Executive Officer as the Chairman of the Office of the Chairman until its dissolution on February 9, 2026.

(3)      Dr. DiMaio was granted 250,000 stock options on April 23, 2025. 100,000 of the options awarded to Dr. DiMaio vest monthly over a 12-month period beginning on April 23, 2025. The remaining 150,000 stock options vest upon the achievement of certain milestones. As of December 31, 2025, Dr. DiMaio had 275,644 options outstanding.

(4)      Mr. Capone served as the Company’s Chief Financial Officer and General Counsel until his appointment as the Company’s Chief Executive Officer on February 9, 2026. As of December 31, 2025, Mr. Capone had 180,333 options outstanding.

(5)      Mr. Capone was granted 75,000 stock options on April 1, 2025. 33% of the options awarded to Mr. Capone vest monthly over a 12-month period beginning on April 1, 2025. The remainder vest pursuant to certain performance-based metrics.

(6)      Mr. Sparks resigned as Chief Commercialization Officer on February 1, 2026. As of December 31, 2025, Mr. Sparks had 90,000 options outstanding.

(7)      As of December 31, 2025, Mr. Percoco had 72,485 options outstanding.

(8)      As of December 31, 225, Ms. Kumar had 4,850 options outstanding.

Director Compensation in Fiscal Year 2025

In 2025, we paid our non-executive directors cash compensation for their contributions to the operations of the business. The following table provides the compensation amounts for each non-executive member of the Board for 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Other Compensation ($)	Total ($)
Dr. J. Michael DiMaio	—(2)	—	—	—
Colin Bristow(3)	50,625	16,358	—	66,983
Richard Cotton	120,000	61,667	—	181,667
Martin Mellish	120,000	61,667	—	181,667
Deepak Sadagopan	67,500	61,544	—	129,054
Erich Spangenberg(4)	15,000	240,333	—	255,333
Marion Snyder	67,500	61,554	—	129,054

(1)      The amounts reported in the Option Awards column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718. 800,000 stock options were issued to directors as part of deferred compensation from fiscal year 2024.

As of December 31, 2025, Dr. DiMaio had 275,644 options outstanding.

As of December 31, 2025, Mr. Bristow had 8,272 options outstanding.

As of December 31, 2025, Mr. Cotton had 133,596 options outstanding.

As of December 31, 2025, Mr. Mellish had 126,377 options outstanding.

As of December 31, 2025, Mr. Sadagopan had 109,235 options outstanding.

As of December 31, 2025, Mr. Spangenberg had 363,832 options outstanding.

As of December 31, 2025, Ms. Snyder had 81,285 options outstanding.

(2)      Compensation paid to Dr. DiMaio for his service as a director is set forth in the Summary Compensation Table and reflected in the other tables presented above. As such, no amounts are reported in this column for Dr. DiMaio.

(3)      Mr. Bristow resigned from the Board effective as of January 5, 2026.

(4)      Mr. Spangenberg resigned from the Board effective as of May 28, 2025, in connection with the Company’s 2025 Annual Meeting.

Executive Officer and Director Compensation Arrangements

Employment Arrangements

We previously entered into employment agreements (the “Executive Employment Agreements”) with each of Vincent Capone, Jeremiah Sparks and Louis Percoco, that govern certain terms and conditions of such executive officers’ employment with us. We have previously entered into consulting agreements with Stan Micek and Allison Kumar. The material terms of these agreements have been disclosed in Form 8-Ks previously filed by the Company. The Executive Employment Agreements provide for base salary, eligibility to receive an annual bonus and equity compensation, eligibility to receive certain severance benefits upon involuntary terminations of employment, as well as customary confidentiality, assignment of intellectual property provisions, and certain restrictive covenants, including post-employment non-solicitation provisions. The consulting agreements provide for base monthly compensation, eligibility to receive an annual bonus, termination of service, as well as customary confidentiality, assignment of intellectual property provisions, and certain restrictive covenants, including post-employment non-solicitation provisions.

Non-Employee Director Compensation

The Company’s Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. The Company has adopted a director compensation program that is designed to align compensation with its business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize and reward directors who contribute to the long-term success of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025, with respect to shares of our Common Stock that may be issued under our existing compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and RSUs	Weighted-average exercise price of Outstanding options, and RSU’s	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	3,866,836	$1.85	3,730,684(2)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	3,866,836	$1.85	3,730,684

(1)      Consists of the Spectral AI, Inc. 2023 Long Term Incentive Plan, as amended (the “2023 Plan”).

(2)      Consists of shares reserved for issuance for future grants under the 2023 Plan.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2025.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting, internal controls, and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee. The Audit Committee is comprised entirely of independent directors as defined by applicable SEC rules and Nasdaq Listing Rules.

Management is responsible for our internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. Before filing our Annual Report on Form 10-K, the Audit Committee reviewed and discussed the consolidated financial statements with management and Forvis Mazars, LLP, our independent registered public accounting firm.

In the course of its oversight of the Company’s financial reporting process, the Audit Committee has:

•        reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2025;

•        discussed with Forvis Mazars, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standards No. 1301 and the SEC;

•        reviewed and discussed with management and Forvis Mazars, LLP the Company’s report on internal controls over financial reporting and the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•        received the written disclosures and the letter from Forvis Mazars, LLP required by applicable requirements of the PCAOB regarding Forvis Mazars, LLP’s communications with the Audit Committee concerning independence;

•        discussed with Forvis Mazars, LLP its independence; and

•        considered whether the provision of non-audit services by Forvis Mazars, LLP is compatible with maintaining its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

By the Audit Committee,
Richard Cotton (Chair)
Martin Mellish
Marion Snyder

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Forvis Mazars, LLP to serve as our independent registered public accounting firm for the 2026 fiscal year. Previously, KPMG LLP served as the Company’s independent registered public accounting firm. The dismissal of KPMG LLP as the Company’s independent registered public accounting firm is discussed below, under “Other Information-Information Regarding Previous Independent Registered Public Accounting Firm.” The appointment of Forvis Mazars, LLP was made on May 29, 2025, effective as of that date. Representatives of Forvis Mazars, LLP are expected to attend the Annual Meeting to respond to appropriate questions and will also have the opportunity to make a statement, if they desire.

Detailed disclosure of the audit, audit-related and tax fees we paid to Forvis Mazars, LLP in 2025 is set forth below. Based on these disclosures and information in the Audit Committee Report on page 21 of this proxy statement, our Audit Committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly.

Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of Forvis Mazars, LLP as our independent registered public accounting firm for the 2026 fiscal year. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Required Vote

The ratification of Forvis Mazars, LLP as our independent public accounting firm will require a majority of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends a vote FOR the ratification of Forvis Mazars as the Company’s independent public accounting firm.

Other Information-Information Regarding Previous Independent Registered Public Accounting Firm

As described under Proposal No. 2 above, the Audit Committee of the Board has appointed Forvis Mazars, LLP to serve as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the 2026 fiscal year. Previously, KPMG LLP served in this role, including for fiscal years ended December 31, 2024 and 2023. On and effective as of May 29, 2025, the Audit Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm and appointment of Forvis Mazars, LLP.

The audit reports of KPMG LLP on the Company’s financial statements as of and for the fiscal years ended December 31, 2024 and 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainties, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through May 29, 2025, there were no: (1) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreements in connection with their audit reports, or (2) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except that KPMG LLP communicated the material weaknesses in the Company’s internal control over financial reporting as previously reported by the Company in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, with respect to financial close process controls which relate to all financial statement accounts not consistently operating effectively or lacking appropriate evidence to ensure that account reconciliations, transactions, and journal entries were performed or reviewed at the appropriate level of precision and on a timely basis, and in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 with respect to (a) lack of communication within management and internal departments regarding complex and unusual arrangements,

(b) a lack of adequately designed controls to ensure the proper recording of operating expenses, related accruals and unbilled revenue in the correct period, and (c) financial close process controls which relate to all financial statement accounts not consistently operating effectively or lacking appropriate evidence to ensure that account reconciliations, transactions, and journal entries were performed or reviewed at the appropriate level of precision and on a timely basis. These reportable events were discussed among the Audit Committee and KPMG LLP. KPMG LLP has been authorized by the Company to respond fully to the inquiries of Forvis Mazars, LLP concerning these reportable events.

We provided KPMG LLP with a copy of the disclosures in the Form 8-K prior to filing the Form 8-K. We requested that KPMG LLP furnish us with a letter addressed to the SEC stated that the statements made by us regarding KPMG LLP in the Form 8-K and if not, stating the respects in which it does not agree. A copy of KPMG LLP’s letter dated June 2, 2025 to the SEC stating that it generally agrees with the statements made in the Form 8-K was filed as Exhibit 16.1 to the Form 8-K filed on June 3, 2025.

Audit Fees and Services

The fees for services provided by Forvis Mazars, LLP to the Company in 2025 and for services provided by KPMG LLP to the Company in 2024 were as follows:

	Forvis Mazars, LLP Fiscal 2025 ($)	KPMG LLP Fiscal 2024 ($)
Audit Fees(1)	625,850	625,000
Audit-Related Fees(2)	24,606	95,000
Tax Fees(3)	—	—
All Other Fees	—	—
Total	650,456	720,000

(1)      Audit Fees for the year ended December 31, 2025 and for the year ended December 31, 2024 were for professional services rendered for the audits of our consolidated financial statements and review of financial statements included in our quarterly and annual financial statements audits.

(2)      Audit related fees consist of various consent & comfort letters as well as fees associated with certain transactions.

(3)      There were no Tax Fees for the year ended December 31, 2025 owed to Forvis Mazars, LLP or owed to KPMG LLP for the fiscal year ended December 31, 2024.

The Audit Committee has adopted policies and procedures that require pre-approval of all audit and permitted non-audit services to be provided by KPMG LLP and Forvis Mazars, LLP, respectively. All fees in the table above were approved in accordance with the policies and procedures established by the Audit Committee.

Required Vote

The ratification of Forvis Mazars, LLP as our independent public accounting firm will require a majority of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends a vote FOR the ratification of Forvis Mazars as the Company’s independent public accounting firm.

PROPOSAL NO. 3: APPROVAL OF THE RESERVATION OF SHARES

At the Annual Meeting, our stockholders will be asked to approve the reservation and issuance of up to an aggregate of 8,000,000 shares of Common Stock to Hudson Bay pursuant to purchases under the Purchase Agreement (the “Hudson Bay Transaction”), as required by and in accordance with Nasdaq Listing Rule 5635(d).

Overview

On October 22, 2025, the Company entered into the Purchase Agreement with Hudson Bay for the sale of 3,065,000 shares of the Company’s Common Stock (the “Shares”), at an offering price of $1.90 per Share (such transaction, the “Offering”).

Additionally, in a concurrent private placement pursuant to the Purchase Agreement, the Company agreed to sell to Hudson Bay (i) warrants (each a “Warrant and collectively, the “Warrants”) to purchase up to 4,000,000 shares of our Common Stock, and (ii) pre-funded warrants (each a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) to purchase up to 935,000 shares of our Common Stock. Each Warrant has an exercise price per share of $2.51, will exercisable on the earlier of (a) the effective date of stockholder approval (the “Stockholder Approval”) for the issuance of shares of Common Stock underlying the Warrants (the “Stockholder Approval Date”) and (b) the date that is six months following the issuance date of the Warrants (the earlier of the dates specified in (a) and (b), the “Initial Exercise Date”) and will have a term of five (5) years from the initial issuance date. Each Pre-Funded Warrant has a purchase price of $1.8999, an exercise price per share of $0.0001, is exercisable immediately and may be exercised at any time until such Pre-Funded Warrant is exercised in full. The Warrants and the Pre-Funded Warrants, along with the shares of Common Stock issuable upon the exercise of the Warrants and the Pre-Funded Warrants, were offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Terms of the Pre-Funded Warrants

The Pre-Funded Warrants have an exercise price of $0.0001 per share of Common Stock, will be exercisable upon issuance and will expire when exercised in full. At any time, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder receives upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrants.

The exercise price of the Pre-Funded Warrants, and the number of shares issuable pursuant to the Pre-Funded Warrants, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants.

A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage up to 9.99%, provided that any increase will not be effective until the 61st day after the election.

In the event of a Fundamental Transaction (as such term is defined in the Pre-Funded Warrants), the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Pre-Funded Warrants with the same effect as if the successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrants following the Fundamental Transaction.

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holders’ ownership of shares of Common Stock, the holder of Pre-Funded Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrants.

Terms of the Warrants

The Warrants have an exercise price of $2.51 per share of Common Stock and will be exercisable commencing on the Initial Exercise Date and will expire on the fifth anniversary of the issuance dates of the Warrants. The Company has agreed to obtain Stockholder Approval at the next meeting of stockholders with the recommendation of the Company’s Board that such proposal be approved. If the Company does not obtain Stockholder Approval by June 1, 2026, the Company will call a meeting every 90 days thereafter to seek Stockholder Approval until the date Stockholder Approval is obtained.

If at any time after the Stockholder Approval Date, a registration statement registering the issuance of the Common Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrants.

The exercise price of the Warrants, and the number of Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage up to 9.99%, provided that any increase will not be effective until the 61st day after the election.

In the event of a Fundamental Transaction (as such term is defined in the Warrants), the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Warrants with the same effect as if the successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of the Warrants following the Fundamental Transaction. In addition, the successor entity, at the request of holders of Warrants, will be obligated to purchase any unexercised portion of the Warrants in accordance with their terms. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Warrants have the right to require the Company or a successor entity to redeem the Warrants for cash in the amount of the Black Scholes Value (as defined in the Warrants) of the unexercised portion of the Warrants concurrently with or within thirty (30) days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction that is not in the Company’s control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Warrants will only be entitled to receive from the Company or its successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrants

Pursuant to the Purchase Agreement, and upon the exercise of the Pre-Funded Warrants and the Warrants, the Company may issue up to 8,000,000 shares of Common Stock. Notwithstanding the ability to issue up to 8,000,000 shares of Common Stock to Hudson Bay pursuant to the Purchase Agreement, in accordance with the Nasdaq Listing Rules, the Company will not issue more than 5,522,016 shares of Common Stock (the “Exchange Cap”) unless the Company receives the consent of its stockholders as the Exchange Cap represents approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement.

The sale and issuance of the Shares was made pursuant to the Company’s registration statement on Form S-3 (file number 333-282681) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2024 and declared effective on October 31, 2024, and the Company’s prospectus supplement relating to the Offering, which was filed with the SEC on October 23, 2025, that forms part of the Registration

Statement. The issuance of the shares of Common Stock underlying the Warrants and the Pre-Funded Warrants were registered pursuant to the Company’s registration statement on Form S-3 (file number 333-291173) (the “Resale Registration Statement”), filed with the SEC on October 30, 2025 and became effective on November 19, 2025 pursuant to Section 8(a) under the Securities Act and the rules promulgated thereunder.

Reasons for the Financing

We believe that the Hudson Bay Transaction provides additional sources of capital to the Company. The proceeds that we have received, and will receive in the future, from the Hudson Bay Transaction allow the Company to fund its business operations. We believe that the Hudson Bay Transaction is a natural progression for the Company and is attractive relative to other alternatives. We remain focused on creating long-term value for our stockholders, and the Hudson Bay Transaction will allow us to be strategic in how we access and deploy capital primarily in support of the ongoing commercialization and development of our AI-driven DeepView® System.

Reasons for the Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market, and as a result, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules, we are seeking stockholder approval of this proposal to potentially sell additional shares of Common Stock above the Exchange Cap as is available pursuant to the Purchase Agreement.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price”. The Minimum Price is defined as the lower of (i) the closing price of the common stock immediately preceding the signing of the sale agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the sale agreement.

Accordingly, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 20% of the shares of our Common Stock outstanding immediately prior to the CEF at an exercise price less than the Minimum Price in connection with the Purchase Agreement.

Consequences of Not Approving this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the Hudson Bay Transaction. The Purchase Agreement has already been executed and delivered, and the closing of the Hudson Bay Transaction has occurred. The failure of our stockholders to approve this proposal will mean that the Company shall convene subsequent stockholder meetings no less frequently than once every 90 days until such time as the stockholder approval is obtained or the Warrants are no longer outstanding. The Company shall incur the cost of hosting subsequent stockholder meetings.

Potential Adverse Effects of Approving this Proposal

If approved, this proposal will provide for the issuance of up to an aggregate of 8,000,000 shares of Common Stock to Hudson Bay. The issuance of shares of Common Stock to Hudson Bay will dilute the percentage ownership interest of all stockholders, will dilute the book value per share of the Common Stock and will increase the number of the Company’s outstanding shares, which could depress the market price of the Common Stock.

Vote Required

To be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

The Board of Directors recommends a vote FOR the reservation and issuance of up to an aggregate of 8,000,000 shares of Common Stock to Hudson Bay pursuant to purchases under the Purchase Agreement as required by and in accordance with Nasdaq Listing Rule 5635(d).

ADDITIONAL INFORMATION

Other Matters

The Board is unaware of any business to be conducted at the Annual Meeting other than the matters described in the Notice to Stockholders. If other business is properly presented for consideration at the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion on that matter.

Employee, Officer and Director Hedging

Other than its insider trading policy, which prohibits purchases and sales of its securities and related derivative securities while in possession of material non-public information, the Company does not have any policies that prevent employees (including officers) or directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in hedging transactions related to the Company’s equity securities.

Communications from Stockholders

The Board will give appropriate attention to written communications submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chair of the Audit Committee will, with the assistance of our General Counsel, (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the other directors as he considers appropriate. Communications specifically addressed to a particular director will be forwarded to that director.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Chair of the Audit Committee, c/o General Counsel, Spectral AI, Inc., 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2027 Annual Meeting of Stockholders, we must receive it no later than December 18, 2026 (120 days before the anniversary of the mailing date of this proxy statement), assuming that the 2027 Annual Meeting of the Stockholders is not more than 30 days before or after May 29, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b) including providing notice to the Company no later than March 30, 2027 (60 calendar days prior to the anniversary of the previous year’s annual meeting date) assuming that the 2027 Annual Meeting of the Stockholders is not more than 30 days before or after May 29, 2027.

In addition, our bylaws require a stockholder who wishes to bring business before an annual meeting or propose director nominations at an annual meeting to give advance written notice to the Secretary as described in the bylaws. To be timely for the 2027 Annual Meeting of Stockholders, proposals must be received no earlier than January 29, 2027 and no later than February 28, 2027 (120 days and 90 days before the anniversary date of this year’s Annual Meeting, respectively), assuming that the 2027 Annual Meeting of the Stockholders is not more than 30 days before or 70 days after May 29, 2027.

Notices should be given in writing to the Company at its principal executive offices: 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201, Attention: Secretary.

Expenses of Solicitation

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our officers and any regular employees in person or by telephone. We expect that the costs incurred in the solicitation of proxies will be nominal.

[______], 2026

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Preliminary Proxy Card, Subject to Completion

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Spectral AI, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2026 Friday, May 29, 2026 9:30 AM, Central Daylight Time Attend in person: 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201 Attend virtually: www.proxydocs.com/MDAI YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:59 PM, Central Daylight Time, May 28, 2026. Internet: www.proxypush.com/MDAI Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-390-5281 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/MDAI This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints the Chairman of the Board of Spectral AI, Inc. and the Chief Executive Officer (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Spectral AI, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Spectral AI, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. To elect five directors, each to serve until the next Annual Meeting of Stockholders or until each of their respective successors have been duly elected and qualified. 1.01 Dr. J. Michael DiMaio 1.02 Richard Cotton 1.03 Martin Mellish 1.04 Deepak Sadagopan 1.05 Marion Snyder 2. To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year. 3. To authorize, for purposes of Nasdaq Marketplace Rule 5635(d), the reservation and issuance of shares of common stock of the Company, par value $0.0001 per share for sale to Hudson Bay Master Fund Ltd. pursuant to that certain Securities Purchase Agreement, dated October 24, 2025 (the “Purchase Agreement”) at the purchase price per share as determined pursuant to the Purchase Agreement. 4. To transact any other business as may properly come before the Annual Meeting. FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/MDAI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date